EXHIBIT 10.2
GUARANTEE AGREEMENT
dated as of
May 5, 2006,
among
CMP SUSQUEHANNA RADIO HOLDINGS CORP.,
CMP SUSQUEHANNA CORP.,
THE SUBSIDIARIES OF CMP SUSQUEHANNA CORP.
IDENTIFIED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

     GUARANTEE AGREEMENT dated as of May 5, 2006 among CMP SUSQUEHANNA RADIO HOLDINGS CORP. (“Holdings”), CMP SUSQUEHANNA CORP. (the “Borrower”), the Subsidiaries of the Borrower identified herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent.
     Reference is made to the Credit Agreement dated as of May 5, 2006 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer, each Lender from time to time party thereto, UBS Securities LLC, as Syndication Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Credit Partners L.P., as Co-Documentation Agents.
     The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management Services on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and such Cash Management Bank. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to provide and/or maintain Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor. Holdings, the Borrower and the Subsidiary Parties are affiliates of one another, will derive substantial benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash Management Services by the Cash Management Banks to the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash Management Services.
     Accordingly, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Parties as follows:
ARTICLE I
Definitions
     Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

     Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Agreement” means this Guarantee Agreement.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “FCC” means the Federal Communications Commission.
     “Guarantee Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.
     “Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.
     “Guaranteed Party” means Holdings, the Borrower, each Subsidiary Guarantor and each Restricted Subsidiary of the Borrower party to any Secured Hedge Agreement.
     “Guarantor” means each of Holdings, the Borrower and each Subsidiary Party.
     “Secured Credit Document” shall mean each Loan Document, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligation.
     “Secured Parties” means, collectively, the Administrative Agent, the Colateral Agent, the Lenders, the Hedge Banks the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) of the Credit Agreement.
     “Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
ARTICLE II
Guarantee
     Section 2.01. Guarantee. Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Secured Credit Document. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, in whole or in part, without notice to, or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension, increase or renewal of any Guaranteed Obligation. Each of the Guarantors waives presentment to, demand of payment from, and protest to, the applicable Guaranteed Party or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
     Section 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Guaranteed Party or any other Person.
     Section 2.03. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Secured Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Secured Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent (as defined in the Security Agreement) or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Guarantor hereunder.
     (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower of any other Guaranteed Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents and subject to any required prior approval of the FCC, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations make any other accommodation with the Borrower or any other Guaranteed Party or exercise any other right or remedy available to them against the Borrower or any other Guaranteed Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guaranteed Party, as the case may be, or any security.
     Section 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Guaranteed Party or otherwise.
     Section 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guaranteed Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
     Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
ARTICLE III
Indemnity, Subrogation and Subordination
     Section 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Guaranteed Party agrees that in the event a payment shall be made by any Guarantor under this Agreement on account of any Obligation owed directly by such Guaranteed Party (i.e., other than any obligation arising under this Agreement), such Guaranteed Party shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

     Section 3.02. Contribution and Subrogation. At any time a payment by any Subsidiary Party in respect of the Guaranteed Obligations is made under this Agreement that shall not have been fully indemnified as provided in Section 3.01, the right of contribution of each Subsidiary Party against each other Subsidiary Party shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Subsidiary Party to be revised and restated as of each date on which an unreimbursed payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Agreement. At any time that a Relevant Payment is made by a Subsidiary Party that results in the aggregate payments made by such Subsidiary Party in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Party’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Parties in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Party shall have a right of contribution against each other Subsidiary Party who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Party’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Parties in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Party and the denominator of which is the Aggregate Excess Amount of all Subsidiary Parties multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Party. A Subsidiary Party’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that all contribution rights of such Subsidiary Party shall be subject to Section 3.03. As used in this Section 3.02: (i) each Subsidiary Party’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Party by (y) the aggregate Adjusted Net Worth of all Subsidiary Parties; (ii) the “Adjusted Net Worth” of each Subsidiary Party shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Party and (y) zero; and (iii) the “Net Worth” of each Subsidiary Party shall mean the amount by which the fair saleable value of such Subsidiary Party’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Agreement or any guaranteed obligations arising under any guaranty of the Senior Subordinated Notes or any Permitted Refinancing thereof) on such date. Notwithstanding anything to the contrary contained above, any Subsidiary Party that is released from this Agreement pursuant to Section 4.13 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 3.02, and at the time of any such release, if the released Subsidiary Party had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Parties shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Parties. Each of the Subsidiary Parties recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Subsidiary Party has the right to waive its contribution right against any other Subsidiary Party to the extent that after giving effect to such waiver such Subsidiary Party would remain solvent, in the determination of the Required Lenders.

     Section 3.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 8.04 of the Credit Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
ARTICLE IV
Miscellaneous
     Section 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
     Section 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Secured Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Secured Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

     (c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Party’s right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations.
     (d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.
     (e) Each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s indebtedness, including, without limitation, Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure destroys such Guarantor’s rights of subrogation and reimbursement against a Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
     (f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.
     Section 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
     (b) Without limitation of its indemnification obligations under the other Secured Credit Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any

Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured by the Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Credit Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within ten days of written demand therefor.
     Section 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     Section 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guaranteed Parties in the Secured Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Secured Credit Document shall be considered to have been relied upon by the relevant Secured Parties and shall survive the execution and delivery of the relevant Secured Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party may have had notice or knowledge of any Default or default under any other Secured Credit Document or any incorrect representation or warranty at the time any credit is extended under any Secured Credit Document, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
     Section 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
     Section 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 4.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Guaranteed Party, any such notice being waived by the Borrower and each other Guaranteed Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.
     Section 4.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
     (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.
     (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.
     Section 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 4.12. Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any portion of the Guaranteed

Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.
     Section 4.13. Termination or Release. (a) This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
     (b) A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
     (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.
     (d) At any time that the Borrower desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Subsidiary Party is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of any Subsidiary Party by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.13.
     (e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.
     Section 4.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiaries. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.

The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
     Section 4.15. Recourse. This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Loan Documents and the other Secured Credit Documents and otherwise in writing in connection herewith or therewith.
     Section 4.16. Limitation on Guaranteed Obligations. Each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Guaranteed Obligations owing by such Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such Debtor Relief Laws (it being understood that it is the intention of the parties to this Agreement and the parties to any guaranty of the Senior Subordinated Notes that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Senior Subordinated Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Senior Subordinated Notes that its guarantee of amounts owing in respect of the Senior Subordinated Notes shall first be reduced) and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Parties and the holders of the Senior Subordinated Notes, it is agreed (and the provisions of the Senior Subordinated Note Indenture so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Agreement shall have no force or effect for purposes of the subordination provisions contained in the Senior Subordinated Note Indenture, and that any payments received in respect of a Guarantor’s obligations with respect to the Senior Subordinated Notes shall be turned over to the holders of the “Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture) (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) of such Guarantor (which Senior Indebtedness shall be calculated as if there were no diminution thereto pursuant to this Section 4.16 or for any other reason other than the indefeasible payment in full in cash of the respective obligations which would otherwise have constituted Senior Indebtedness) until all such Senior Indebtedness (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) has been indefeasibly paid in full in cash.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CMP SUSQUEHANNA RADIO HOLDINGS
CORP.
CMP SUSQUEHANNA CORP.
SUSQUEHANNA PFALTZGRAFF CO.
SUSQUEHANNA MEDIA CO.
SUSQUEHANNA RADIO CORP.
WSBA LICO, INC.
WVAE LICO, INC.
WNNX LICO, INC.
RADIO CINCINNATI, INC.
WRRM LICO, INC.
RADIO INDIANAPOLIS, INC.
WFMS LICO, INC.
INDIANAPOLIS RADIO LICENSE CO.
INDY LICO, INC.
RADIO METROPLEX, INC.
RADIO SAN FRANCISCO, INC.
KFFG LICO, INC.
KRBE BROADCASTING, INC.
KRBE RADIO, INC.
KRBE LICO, INC.
BAY AREA RADIO CORP.
KNBR INC.
KNBR LICO, INC.
KPLX LICO, INC.
KLIF BROADCASTING, INC.
KLIF LICO, INC.
KPLX RADIO, INC.
KLIF RADIO, INC.
TEXAS STAR RADIO, INC.
SUNNYSIDE COMMUNICATIONS, INC.
S.C.I. BROADCASTING, INC.
SUSQUEHANNA RADIO SERVICES, INC.
SUSQUEHANNA LICENSE CO., LLC
KRBE LIMITED PARTNERSHIP
CMP KC CORP.
CMP HOUSTON-KC, LLC

By:	/s/ Lewis W. Dickey, Jr.

Title:	Chairman, President, and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	/s/ Susan Le Fevre

Title: Director

By:	/s/ Carin Keegan

Title: Vice President

KLIF BROADCASTING LIMITED PARTNERSHIP

By:	KLIF Radio, Inc., its General Partner

By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: Chairman, President & Chief Executive Officer
GUARANTEE AGREEMENT

KPLX LIMITED PARTNERSHIP

By:	KPLX Radio, Inc., its General Partner

By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: Chairman, President & Chief Executive Officer
GUARANTEE AGREEMENT

KRBE LIMITED PARTNERSHIP

By:	KRBE Radio, Inc., its General Partner

By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: Chairman, President & Chief Executive Officer
GUARANTEE AGREEMENT

SCHEDULE I to the
Guarantee Agreement
SUBSIDIARY PARTIES

EXHIBIT I to the
Guarantee Agreement
     SUPPLEMENT NO. ___dated as of [●], to the Guarantee Agreement dated as of May 5, 2006, among CMP SUSQUEHANNA RADIO HOLDINGS CORP. (“Holdings”), CMP SUSQUEHANNA CORP. (the “Borrower”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent.
     A. Reference is made to (i) the Credit Agreement dated as of May 5, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer, each Lender from time to time party thereto, (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein.
     C. The Guarantors have entered into the Guarantee Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 4.14 of the Guarantee Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
     Section 1. In accordance with Section 4.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.
     Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of

Exhibit I

which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     Section 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
     Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.
     Section 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:

Name:
Title: